Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Robert J. Conologue

Chief Financial Officer

rconologue@trans-lux.com

800-243-5544

TRANS-LUX REPORTS IMPROVED FIRST QUARTER RESULTS

New York, NY (June 18, 2014) – Trans-Lux Corporation (OTCQB: TNLX) (“Trans-Lux” or the “Company”), a leading supplier of Digital Displays and next generation LED lighting, reported financial results for the quarter ended March 31, 2014 on June 18, 2014.  Trans-Lux President and Chief Executive Officer J.M. Allain made the announcement.

First Quarter 2014

Trans-Lux reported revenues for the three months ended March 31, 2014 of $6.5 million, up from $4.1 million for the three months ended March 31, 2013.  Revenues for the first quarter of 2014 included a digital display for the Charlotte Knights new AAA baseball stadium completed as a partnership with Toshiba, as well as a few digital displays for World Cup venues in Brazil.  EBITDA from continuing operations for the quarter improved to $697,000 as compared to negative EBITDA from continuing operations of $375,000 in the same quarter of 2013.  Loss from continuing operations for the first quarter of 2014 was reduced to $162,000 (loss of $0.15 per share), compared with a loss from continuing operations of $1.3 million (loss of $1.30 per share) in the first quarter of 2013.  Higher digital display revenues and lower general and administrative expenses are the primary reasons for the improvements.

“We now have an LED Lighting company that is producing revenue with a new line of LED displays, which is creating a stronger pipeline for our business,” said Mr. Allain.  “I believe the remainder of 2014 will be a busy and challenging year for Trans-Lux as we continue to unlock new opportunities and work with our Board of Directors to strengthen our balance sheet.”

For more information, email info@trans-lux.com or visit www.trans-lux.com.

About Trans-Lux

Trans-Lux Corporation is a leading designer and manufacturer of TL Vision digital video displays and TL Energy LED lighting solutions for the financial, sports and entertainment, gaming, education, government, and commercial markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Data Walls and scoreboards (marketed under Fair-Play by Trans-Lux), Trans-Lux delivers comprehensive video display solutions for any size venue’s indoor and outdoor display needs. TL Energy enables organizations to greatly reduce energy related costs with green lighting solutions. For more information please visit www.Trans-Lux.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Trans-Lux Corporation, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.

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TRANS-LUX CORPORATION

RESULTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED
	MARCH 31

(In thousands, except per share data)	2014	2013

Revenues	$ 6,464	$ 4,096

Loss from continuing operations	$ (162)	$ (1,326)
Income from discontinued operations	-	1,022
Net loss	$ (162)	$ (304)

Calculation of EBITDA (1):
Net loss from continuing operations	$ (162)	$ (1,326)
Interest expense, net	70	41
Income tax expense	6	8
Depreciation and amortization	783	902
Total EBITDA from continuing operations	697	(375)
Effect of discontinued operations	-	1,022
Total EBITDA	$ 697	$ 647

(Loss) earnings per share - basic and diluted
Continuing operations	$ (0.15)	$ (1.30)
Discontinued operations	-	1.00
Total loss per share	$ (0.15)	$ (0.30)

Average common shares outstanding - basic and diluted	1,051	1,020

(1) EBITDA is defined as earnings before effect of interest, income taxes, depreciation and amortization. EBITDA is presented here because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income or cash flow data prepared in accordance with accounting principles generally accepted in the United States or as a measure of a company's profitability or liquidity. The Company's measure of EBITDA may not be comparable to similarly titled measures reported by other companies.